UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2013

FIVE BELOW, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Market Street

Suite 1900

Philadelphia, PA 19103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 546-7909

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 17, 2013, Five Below, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), and the selling shareholders named therein (collectively, the “Selling Shareholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Shareholders agreed to sell, and the Underwriter agreed to purchase, subject to and upon terms and conditions set forth therein, an aggregate of 7,100,000 shares of the Company’s common stock (the “Offering”).

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. On September 17, 2013, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 17, 2013, by and among Five Below, Inc., Credit Suisse Securities (USA) LLC, and the selling shareholders named therein.

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated September 17, 2013 announcing the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: September 17, 2013	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 17, 2013, by and among Five Below, Inc., Credit Suisse Securities (USA) LLC, and the selling shareholders named therein.

5.1	Opinion of Pepper Hamilton LLP.

23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated September 17, 2013 announcing the offering.